                                                                      EXHIBIT 99

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-4 $1.30B NEW ISSUE CMBS

Lead-Mgrs/Bks:          Banc of America Securities LLC/Bear, Stearns & Co., Inc.
Co-Managers:            Goldman Sachs/RBS Greenwich
Rating Agencies:        S&P and Fitch
Collateral:             108 Loans / 134 Properties
-Loan Sellers:          Bank of America, N.A./Bear Stearns Commercial Mortgage,
                        Inc.
-Property Types:        Ret 33.8%, Off 31.2%, MH 10.9%, Multi 10.7%, Other 5.1%,
                        SS 4.5%, Indus 2.9%, Hotel 0.8%
-Geographic: CA:        25.6% (No. CA: 18.0%, So. CA: 7.5%), TX: 15.5%,
FL:                     9.7%, OH 6.9%, KS 6.4%, No Others (greater than) 5%
-DSCR/LTV               1.68x / 67.9%
-Inves. Grade Loans:    Five loans for 21.0% of UPB
-Top 10 Loans:          41.8% of the pool, DSCR: 1.81x, LTV: 64.9%

-Top 3 Trust Assets                Shadow
                        DSCR         LTV         Ratings (S/F)   %UPB
BofA Center             2.21x       49.3%            AAA/AA      11.6%
Simon - West Ridge      1.25x       80.0%              NR         5.3%
Dallas Market Center    2.37x       51.0%            AAA/AAA      5.1%

Expected Timing
Termsheets - Monday, 9/20 (electronic)
Reds - Monday, 9/20 (electronic)
Launch / Price - Week of 9/27
Settlement - 10/12

Roadshow
-Tuesday, 9/21 NY meeting
-Wednesday, 9/22 NY meetings
-Thursday, 9/23 Hartford breakfast/Boston lunch
-Friday, 9/24 Minneapolis breakfast

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and Bear, Stearns and Co., Inc. and Their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer.

Information herein will be superseded by information in the final prospectus, copies of which may be obtained from Steve Hogue/Peter Cookson at Bank of
America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255 or Craig
Sedmak at Bear, Stearns and Co., Inc., 383 Madison Avenue, New York, NY 10179.

Such securities may not be suitable for all investors.